EXHIBIT 1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
The Board of Directors for
Pengrowth Energy Trust
We consent to the use of our audit report dated February 27, 2006 included in this annual report on Form 40-F.

/s/  KPMG LLP

KPMG LLP
Chartered Accountants
Calgary, Canada
February 27, 2006